CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Form SB-2/A Pre-effective Amendment No. 1 of our report dated March 10, 2006 relating to the consolidated financial statements of AdCare Health Systems, Inc. and Subsidiaries as of December 31, 2005 and for each of the two years in the period then ended, and to the reference in the Prospectus and the Registration Statement to Rachlin Cohen & Holtz LLP as experts in auditing and accounting.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
April 10, 2006